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                                                                EXHIBIT 11.1


                            Cardinal Bancshares, Inc.
                 Statement Re: Computation of Per Share Earnings
                 (In thousands, except share and per share data)

                                                                 Years Ended December 31,
                                                             1996            1995            1994
PRIMARY:

Average shares outstanding                                 1,556,439       1,414,975       1,389,938
Effect of assumed conversion of stock
  options under treasury stock method                        123,039         132,228         109,203
                                                         -----------     -----------     -----------
                                                           1,679,478       1,547,203       1,499,141
                                                         ===========     ===========     ===========

Net income (loss)                                        $     4,331     $       864     $      (538)
                                                         ===========     ===========     ===========


Net income (loss) per share                              $      2.58     $      0.56     $     (0.36)
                                                         ===========     ===========     ===========


FULLY DILUTED:

Average shares outstanding                                 1,556,439       1,414,975       1,389,938
Effect of assumed conversion of stock
  options under treasury stock method                        126,022         145,303         109,203(1)
                                                         -----------     -----------     -----------
                                                           1,682,461       1,560,278       1,499,141
                                                         ===========     ===========     ===========


Net income (loss)                                        $     4,331     $       864     $      (538)
                                                         ===========     ===========     ===========


Net income (loss) per share                              $      2.57     $      0.55     $     (0.36)
                                                         ===========     ===========     ===========


(1) The effects of assumed conversion of stock options for the 1994 fully diluted computations are antidilutive. Accordingly, the amount derived from the primary computations are used.